Exhibit 24
POWER OF ATTORNEY
(For Executing Forms 3, 4 and 5 and Schedule 13D)

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Jack Peurach, Jack Glenn and Jerome Wong of Ekso Bionics
Holdings, Inc. (the "Company"), or either of them signing singly, and with the full power of substitution, the undersigned's true and lawful attorney-in-fact to:
       (1) Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC")
Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith, and any other documents necessary or appropriate to enable the undersigned to make electronic filings with the SEC of reports required by)
in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act") or any rule or regulation of the SEC in the undersigned's capacity as an officer, director or beneficial owner of more than
10% of a registered class of securities of the Company;
       (2) Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC Schedule 13D or Schedule 13G (including amendments thereto and joint filing agreements in connection therewith) in accordance with
Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder in the undersigned's capacity as beneficial owner of more than 5% of a registered class of securities of the Company;
       (3) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of such Forms 3,
4 or 5 and Schedules 13D or 13G (including amendments thereto and joint filing agreements in connection therewith) and timely file such forms or schedules with the SEC and any stock exchange, self-regulatory association or any similar authority; and
       (4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Sections 13 or 16 of the Exchange
Act.
       This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3,
4 and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or Morrison & Foerster
LLP, as applicable.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.
Date: January 19, 2020

By:
/s/ Kecheng Li

Name: Kecheng Li
Title: Director

ny-1850417